UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Altaba Inc.

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FOR IMMEDIATE RELEASE

Altaba Announces Planned Sale of Alibaba Shares

NEW YORK, May 15, 2019—(BUSINESS WIRE)—Altaba Inc. (“Altaba” or the “Fund”) announced today that, in connection with its previously announced Plan of Complete Liquidation and Dissolution (the “Plan”), the Fund intends to commence selling the Alibaba Group Holding Limited’s (“Alibaba”) American Depositary Shares (the “Alibaba Shares”) on May 20, 2019. The Fund intends to sell the Alibaba Shares through open market transactions and/or through private dispositions not executed or recorded on a public exchange or quotation service.

The Fund has previously disclosed that it intends to sell a minimum number of Alibaba Shares to ensure that the Fund has sufficient liquid assets to cover the amount of assets that the board of directors of the Fund (the “Board”) estimates will be sufficient to cover the maximum potential reserves that might be required by the Delaware Court of Chancery to satisfy the Fund’s known, contingent and potential future liabilities, and the Fund may sell up to 100% of its Alibaba Shares. In no event, however, will the Fund sell more than half of its Alibaba Shares prior to stockholder approval of the Plan.

As previously disclosed, the Plan was approved by the Board on April 2, 2019 and is currently scheduled to be voted on by the Fund’s stockholders at a special meeting to be held on June 27, 2019.

The Fund continues to be a party to the Amended and Restated Registration Rights Agreement, dated as of September 18, 2012, as amended on January 24, 2018, by and among Alibaba, the Fund, Altaba Holdings Hong Kong Limited, SoftBank Group Corp., certain members of Alibaba’s management and certain other stockholders, which provides certain limitations and restrictions on the Fund’s share sale activities.

The Fund currently intends to update stockholders weekly on the actual amount of shares sold on the Altaba.com website, in the section titled “Holdings”.

The actual commencement of selling, the timing and method of sales, and other related transaction considerations will be determined at the Fund’s discretion, and the plans are subject to change based on prevailing market conditions and other factors.

About Altaba

Altaba is an independent, publicly traded, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940. The Fund’s assets primarily consist of a substantial position in Alibaba, which has become one of the world’s largest online retailers.

Prior to June 16, 2017, Altaba was known as “Yahoo! Inc.” Altaba was created from Yahoo! Inc. after the sale of its operating businesses, at which time Yahoo! Inc. reorganized as an investment company, was renamed Altaba Inc., and began trading under the Nasdaq ticker symbol AABA.

Visit www.altaba.com for more information.

Investor Relations and Media Contact:

Abernathy MacGregor

Alan Oshiki

212-371-5999

altaba@abmac.com

Additional Information about the Liquidation and Dissolution of the Fund and Where to Find It

This press release is for informational purposes only. It is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of the Fund. In connection with the proposed liquidation and dissolution of the Fund pursuant to the Plan, the Fund has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). The Fund will mail the definitive proxy statement and a proxy card to each stockholder of the Fund entitled to vote at the special meeting relating to the proposed liquidation and dissolution pursuant to the Plan. STOCKHOLDERS OF THE FUND ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT MATERIALS THAT THE FUND WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Fund with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Fund by contacting the Fund’s Secretary at 140 East 45th Street, 15th Floor, New York, New York 10017 or to Georgeson LLC toll free at 1-866-219-9786.

Participants in the Solicitation

The Fund and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Fund’s stockholders in connection with the proposed liquidation and dissolution pursuant to the Plan. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Fund’s stockholders in connection with the proposed liquidation and dissolution pursuant to the Plan, and any interest they have in the proposed liquidation and dissolution pursuant to the Plan, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Fund’s proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on August 31, 2018, and its Annual Report on Form N-CSR for the fiscal year ended December 31, 2018, which was filed with the SEC on February 27, 2019. These documents may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Fund by contacting the Fund’s Secretary at 140 East 45th Street, 15th Floor, New York, New York 10017 or to Georgeson LLC toll free at 1-866-219-9786.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements concerning the proposed liquidation and dissolution pursuant to the Plan. Without limiting the foregoing, words or phrases such as “will likely result,” “are expected to,” “will continue,” “anticipate,” “estimate,” “project,” “believe,” “intend” or similar expressions are intended to identify forward-looking statements. These statements are not statements of historical facts and do not reflect historical information. Forward-looking statements are subject to numerous risks and uncertainties and actual results may differ materially from those statements. Such risks and uncertainties relate to, among other things: the availability, timing and amount of liquidating distributions, including prior to the filing of a certificate of dissolution; the amounts that will need to be set aside by the Fund; the adequacy of such reserves to satisfy the Fund’s obligations; the ability of the Fund to favorably resolve certain potential tax claims, litigation matters and other unresolved contingent liabilities of the Fund; the amount of proceeds that might be realized from the sale or other disposition of the Fund’s primary asset, its shares of Alibaba Group Holding Limited; the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations; the incurrence by the Fund of expenses relating to the proposed liquidation and dissolution; and the ability of the Board to abandon, modify or delay implementation of the Plan, even after stockholder approval. Further information regarding the risks, uncertainties and other factors that could cause actual results to differ from the results in these forward-looking statements will be discussed under the section “Risk Factors” in the definitive proxy statement that will be filed with the SEC in connection with the proposed liquidation and dissolution pursuant to the Plan, when it becomes available. Please carefully consider these factors, as well as other information contained in the definitive proxy statement, when it becomes available, and in the Fund’s periodic reports and documents filed with the SEC. The forward-looking statements included in this document are made only as of the date hereof.

The Fund does not undertake any obligation to update or supplement such forward-looking statements to reflect events or circumstances after the date hereof, except as required by law. Because the Fund is an investment company, the forward-looking statements and projections in this press release are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.